Exhibit 99.1

Packable and Highland Transcend Partners I Corp. Mutually Agree

to Terminate Business Combination Agreement

NEW YORK – March 25, 2022 – Packable Holdings, LLC (“Packable” or “the Company”), a leading tech-enabled e-commerce company, sitting at the intersection of brands, marketplaces and customers, and Highland Transcend Partners I Corp. (“Highland Transcend” or “HTP”) (NYSE: HTPA), a special purpose acquisition company, today announced that they have mutually agreed to terminate their previously announced agreement and plan of merger (the “Business Combination Agreement”), effective immediately, as a result of current unfavorable market conditions.

As required by Cayman Islands law and the terms of HTP’s amended and restated memorandum and articles of association, notwithstanding the termination of the Business Combination Agreement, HTP is required to hold the extraordinary meeting of HTP’s shareholders scheduled to be held on March 29, 2022. As a result of the termination of the Business Combination Agreement, at the extraordinary meeting of HTP’s shareholders on March 29, 2022, HTP intends to present the Adjournment Proposal, as defined in the definitive proxy statement delivered to the holders of record of HTP’s ordinary shares at the close of business on January 20, 2022, for the consideration and approval of HTP’s shareholders and expects that, if approved, the extraordinary meeting of HTP’s shareholders will be adjourned indefinitely in accordance with Cayman Islands law and the terms of HTP’s amended and restated memorandum and articles of association. In light of the termination of the Business Combination Agreement, the business combination will not be concluded and any ordinary shares submitted for redemption will not be redeemed at this time and any shareholders who submitted demands for redemption will have the opportunity to withdraw such demand at any time by notifying HTP’s transfer agent in the manner described in the definitive proxy statement.

Highland Transcend intends to continue in its efforts to identify a prospective target business for an initial business combination.

Additional information about the termination of the Business Combination Agreement will be provided in a Current Report on Form 8-K to be filed by Highland Transcend with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

About Packable

Packable is a leading e-commerce company with a proprietary technology platform that empowers brands throughout the transaction lifecycle, by providing them with tech-enabled inventory planning and data analytics, marketing, marketplace management, logistics and distribution, customer experience and support. Founded in 2010, Packable has over 1,000 employees, including a premier team of e-Commerce experts, connecting consumers to their favorite brands on online marketplaces such as Amazon, Walmart, Google, eBay, Target, Kroger and Facebook, becoming one of the largest marketplace sellers in North America. By combining the end-to-end commerce lifecycle in one platform, Packable acts as a comprehensive service provider and empowers its brand partners to avoid disparate and inefficient points of sale. Additionally, since Packable helps facilitate the vast e-Commerce lifecycle, it gains access to rich customer transaction data, providing it with differentiated data insights that it uses to optimize its platform and benefit its brand partners. To learn more about Packable, please visit: packable.com.

About Highland Transcend Partners I Corp.

Highland Transcend Partners I Corp. is a special purpose acquisition company that was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Highland Transcend intends to pursue a target in the disruptive commerce, digital media and services, and enterprise software sectors, with a primary focus on North American and European markets. Highland Transcend’s founders include Ian Friedman (Chief Executive Officer and Director), Bob Davis (Executive Chairman), Paul Maeder (Chief Financial Officer) and Dan Nova (Chief Investment Officer).

Forward-Looking Statements

The information in this communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the timing and outcome of the extraordinary meeting of HTP’s shareholders and HTP’s efforts to identify prospective target business for an initial business combination. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of HTP’s and Packable’s management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of HTP and Packable. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed in HTP’s final prospectus that forms a part of HTP’s Registration Statement on Form S-1 (Reg. No. 333-250125), filed with the SEC pursuant to Rule 424(b)(4) on December 4, 2020, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Risk Factors,” its registration statement on Form S-4 and definitive proxy statement/prospectus relating to the previously contemplated business combination as declared effective by the SEC under the heading “Risk Factors,” and other documents of HTP filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While HTP and Packable may elect to update these forward-looking statements at some point in the future, HTP and Packable specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing HTP’s or Packable’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact Information

For inquiries regarding Packable, please contact:

Media

Emily Claffey/Hayley Cook/Suzanne Byowitz

Sard Verbinnen & Co

Packable-SVC@sardverb.com

Investors

investors@packable.com

For inquiries regarding Highland Transcend Partners, please contact:

info@highlandtranscend.com

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